Exhibit 99.1

Collectors Universe Reports Record First Quarter Operating Results

Service Revenues up 33% and Operating Income up 121%

NEWPORT BEACH, CA – November 6, 2013 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced financial results for its first quarter of fiscal 2014.

Operational and Financial Highlights:

■

Service revenues increased by $3.5 million or 33% to a first quarter record of $14.2 million, compared to $10.7 million in the same quarter of the prior year. The increase was driven by a $2.9 million or 46% increase in coin service revenues and a $0.5 million or 16% increase in cards and autographs service revenues. Coin service revenues include $0.4 million of revenues earned from the launch of our mainland China operation.

■

The services gross profit margin for this year’s first quarter was 63% compared with the 59% in the first quarter of the prior year. The increase reflects the higher coin revenues in the quarter compared to the first quarter of fiscal 2013. The 63% gross profit margin is consistent with the gross profit margin of 63% earned in the fourth quarter of fiscal 2013.

■

Operating income increased by $1.6 million or 121% to $2.9 million or 20% of service revenues in this year’s first quarter compared to $1.3 million or 12% of service revenues in last year’s first quarter.

■	Income from continuing operations was $1.7 million, or $0.20 per diluted share, for this year’s first quarter, compared to $0.8 million, or $0.10 per diluted share, for last year’s first quarter.

■

The Company’s cash position at September 30, 2013 was $17.5 million compared with $18.7 million at June 30, 2013. Net cash used of $1.2 million in the quarter was comprised of cash generated from continuing operations of $2.2 million offset by cash dividends of $2.7 million paid to our stockholders, $0.1 million for repurchases of common stock, $0.4 million for capital expenditures and $0.2 million used in our discontinued operations. Income tax payments were $651,000 in the three months ended September 30, 2013.

■	On October 31, 2013, we announced our quarterly cash dividend of $0.325 per share, which will be paid on November 29, 2013 to stockholders of record on November 15, 2013.

Commentary and Outlook

Robert Deuster, Chief Executive Officer, stated, “We are very pleased with the performance of all our businesses and the immediate contribution of our newly opened Shanghai operation to our revenue growth. This quarter’s revenue performance is a record, now three quarters in a row, which has been fueled by a healthy collectibles market; our introduction over the past year of new high value services for customers and an expanded presence in new geographic markets. We believe our marketplace recognizes the value of our brands and Collectors as the preferred third party grading company. Resales and auction sales at premium prices of high value coins and cards which were graded by PCGS or PSA, as reported in the trade press over the last few years, more clearly shows that value. Bringing that value to collectors and collectibles dealers worldwide is our mission.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, November 6, 2013 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 877-941-8610 or 480-629-9820, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through November 20, by dialing 800-406-7325 or 303-590-3030 and entering access code 4646027#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectors.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”), and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectors.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward-looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which generated more than 60% of our consolidated revenues and a substantial portion of our operating income in the year ended June 30, 2013 and the first quarter of fiscal 2014, making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins, the risks that the economic recovery may remain weak or stall, that economic conditions may deteriorate as a result of events outside of our control, including the European sovereign debt crisis, concerns regarding the United States deficit or international tensions that could cause volatility in the price of gold and silver, any of which could result in reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the economic recession from 2008 to 2010 and the weakness of the economic recovery in the United States will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will, as a result prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses, the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas, the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our future financial performance and the cash needs of our business in the future; and the risk that our continuing financial obligations with respect to two facilities in New York City, which we had leased for our subsequently discontinued jewelry businesses, will lead to reductions in cash flows and additional losses from discontinued operations in future periods.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2013 filed with the Securities and Exchange Commission on August 28, 2013. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
Net revenues:
Grading, authentication and related services	$14,166	$10,680
Product sales	-	550
	14,166	11,230
Cost of revenues:
Grading, authentication and related services	5,237	4,340
Product sales	-	550
	5,237	4,890

Gross profit	8,929	6,340

Operating Expenses:
Selling and marketing expenses	2,198	1,815
General and administrative expenses	3,876	3,234
Total operating expenses	6,074	5,049

Operating income	2,855	1,291

Interest and other income, net	14	62
Income before provision for income taxes	2,869	1,353
Provision for income taxes	1,211	535
Income from continuing operations	1,658	818
Loss from discontinued operations, net of income taxes	(21)	(12)
Net income	$1,637	$806

Net income per basic share:
Income from continuing operations	$0.20	$0.10
Loss from discontinued operations	-	-
Net income	$0.20	$0.10

Net income per diluted share:
Income from continuing operations	$0.20	$0.10
Loss from discontinued operations	-	-
Net income	$0.20	$0.10

Weighted average shares outstanding:
Basic	8,117	8,029
Diluted	8,157	8,085
Dividends declared per common share	$0.325	$0.325

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	September 30,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$17,511	$18,711
Accounts receivable, net of allowance of $29 at September 30, 2013 and $27 at June 30, 2013	1,947	2,067
Inventories, net	1,763	1,656
Prepaid expenses and other current assets	967	964
Deferred income tax assets	1,328	1,328
Total current assets	23,516	24,726

Property and equipment, net	2,372	2,153
Goodwill	2,083	2,083
Intangible assets, net	1,381	1,477
Deferred income tax assets	2,003	2,003
Other assets	387	394
Non-current assets of discontinued operations	182	182
	$31,924	$33,018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,616	$1,608
Accrued liabilities	2,139	2,121
Accrued compensation and benefits	2,013	2,680
Income taxes payable	1,309	760
Deferred revenue	2,208	2,345
Current liabilities of discontinued operations	795	802
Total current liabilities	10,080	10,316

Deferred rent	473	474
Non-current liabilities of discontinued operations	1,539	1,666
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 8,500 and 8,509 issued and outstanding at September 30, 2013 and June 30, 2013, respectively	9	9
Additional paid-in capital	74,855	74,578
Accumulated deficit	(55,032)	(54,025)
Total stockholders’ equity	19,832	20,562
	$31,924	$33,018